YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	PROXY CARD

LKCM AQUINAS GROWTH FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2016

The undersigned(s), revoking previous proxies, if any, with respect to all of the shares of the Fund described below that the undersigned(s) would be entitled to vote, hereby appoint(s) J. Luther King, Jr. and Jacob D. Smith each the attorney, agent, and proxy of the undersigned(s), with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of LKCM Aquinas Growth Fund (“Growth Fund”) a series of LKCM Funds (“Trust”), will be held at 9:00 a.m., Central Time, on June 20, 2016, at The Fort Worth Club, 306 West Seventh Street, 12th Floor, Fort Worth, Texas 76102 and at any and all postponements or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-581-5238. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on June 20, 2016. The proxy statement for the Meeting is available at: www.proxyonline.com/docs/LKCM2016.pdf

LKCM AQUINAS GROWTH FUND

YOUR SIGNATURE IS REQUIRED AND THE BALLOT MUST BE DATED FOR YOUR VOTE TO BE COUNTED.

The signer(s) acknowledges receipt of the Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact,executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN

1.       To approve the Plan of Reorganization and Dissolution adopted by the Board of Trustees of the Trust (“Plan”), with respect to the reorganization of the LKCM Aquinas Growth Fund into the LKCM Aquinas Value Fund, also a series of the Trust, which would become the LKCM Aquinas Catholic Equity Fund upon completion of the Reorganizations contemplated by the Plan.

	¡	¡	¡

2. Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

THANK YOU FOR VOTING

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	PROXY CARD

LKCM AQUINAS SMALL CAP FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2016

The undersigned(s), revoking previous proxies, if any, with respect to all of the shares of the Fund described below that the undersigned(s) would be entitled to vote, hereby appoint(s) J. Luther King, Jr. and Jacob D. Smith each the attorney, agent, and proxy of the undersigned(s), with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of LKCM Aquinas Small Cap Fund (“Small Cap Fund”) a series of LKCM Funds (“Trust”), will be held at 9:00 a.m., Central Time, on June 20, 2016, at The Fort Worth Club, 306 West Seventh Street, 12th Floor, Fort Worth, Texas 76102 and at any and all postponements or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-581-5238. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on June 20, 2016. The proxy statement for the Meeting is available at: www.proxyonline.com/docs/LKCM2016.pdf

LKCM AQUINAS SMALL CAP FUND

YOUR SIGNATURE IS REQUIRED AND THE BALLOT MUST BE DATED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN

1.       To approve the Plan of Reorganization and Dissolution adopted by the Board of Trustees of the Trust (“Plan”), with respect to the reorganization of the LKCM Aquinas Small Cap Fund into the LKCM Aquinas Value Fund, also a series of the Trust, which would become the LKCM Aquinas Catholic Equity Fund upon completion of the Reorganizations contemplated by the Plan.

	¡	¡	¡

2. Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

THANK YOU FOR VOTING